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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

      Date of Report (Date of earliest event reported): FEBRUARY 12, 1999

                             QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER: 1-13831

                   DELAWARE                                      74-2851603
         (State or other jurisdiction                         (I.R.S. Employer
      of incorporation or organization)                     Identification No.)

                        1360 POST OAK BLVD., SUITE 2100
                              HOUSTON, TEXAS 77056
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (713) 629-7600

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


     As indicated in the Registrant's Form 8-K as filed with the Securities and Exchange Commission on February 26, 1999, the financial and pro forma financial information required to be filed therewith would be filed not later than April 27, 1999. Accordingly, Items 7(a) and 7(b) of the Form 8-K are hereby amended to read in their entirety as follows:



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.



     a. Pro forma financial information



     The following Unaudited Pro Forma Combined Financial Statements of Quanta Services, Inc. and Subsidiaries are attached hereto and made a part hereof:



     (i)    Basis of Presentation



     (ii)   Unaudited Pro Forma Combined Balance Sheet



     (iii)  Notes to Unaudited Pro Forma Combined Balance Sheet



     (iv) Unaudited Pro Forma Combined Statement of Operations for the Year Ended December 31, 1998



     (v)    Notes to Unaudited Pro Forma Combined Statement of Operations



     b. Financial Statements of business acquired.



     The following Financial Statements of Northern Line Layers, Inc. as of December 31, 1998 are attached hereto and made a part hereof:



     (i)    Report of Independent Public Accountants



     (ii)   Combined Balance Sheet



     (iii)  Combined Statement of Operations



     (iv)   Combined Statement of Stockholders' Equity



     (v)    Combined Statement of Cash Flows



     (vi)   Notes to Combined Financial Statements

                                                              PAGE
                                                              ----
Quanta Services, Inc. and Subsidiaries Unaudited Pro Forma
  Combined Financial Statements
  Introduction to Unaudited Pro Forma Combined Financial
     Statements.............................................   F-2
  Unaudited Pro Forma Combined Balance Sheet................   F-3
  Notes to Unaudited Pro Forma Combined Balance Sheet.......   F-4
  Unaudited Pro Forma Combined Statement of Operations......   F-5
  Notes to Unaudited Pro Forma Combined Statement of
     Operations.............................................   F-6
Northern Line Layers, Inc.
  Report of Independent Public Accountants..................   F-7
  Combined Balance Sheet....................................   F-8
  Combined Statement of Operations..........................   F-9
  Combined Statement of Stockholders' Equity................  F-10
  Combined Statement of Cash Flows..........................  F-11
  Notes to Combined Financial Statements....................  F-12

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



QUANTA SERVICES, INC.


Date: April 23, 1999



                                            By:      /s/ BRAD EASTMAN

                                              ----------------------------------

                                                         Brad Eastman


                                                Vice President, Secretary and
                                                        General Counsel

                         INDEX TO FINANCIAL STATEMENTS



                                                              PAGE
                                                              ----
Quanta Services, Inc. and Subsidiaries Unaudited Pro Forma
  Combined Financial Statements
  Introduction to Unaudited Pro Forma Combined Financial
     Statements.............................................   F-2
  Unaudited Pro Forma Combined Balance Sheet................   F-3
  Notes to Unaudited Pro Forma Combined Balance Sheet.......   F-4
  Unaudited Pro Forma Combined Statement of Operations......   F-5
  Notes to Unaudited Pro Forma Combined Statement of
     Operations.............................................   F-6
Northern Line Layers, Inc.
  Report of Independent Public Accountants..................   F-7
  Combined Balance Sheet....................................   F-8
  Combined Statement of Operations..........................   F-9
  Combined Statement of Stockholders' Equity................  F-10
  Combined Statement of Cash Flows..........................  F-11
  Notes to Combined Financial Statements....................  F-12

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION


     The unaudited pro forma combined balance sheet gives effect to the acquisition by Quanta Services, Inc. and Subsidiaries ("Quanta" or the "Company") of Northern Line Layers, Inc. which was acquired subsequent to December 31, 1998 as if it had occurred on December 31, 1998. The unaudited pro forma combined statement of operations give effect to this transaction as if it had occurred on January 1, 1998.



     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Quanta's management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Quanta's financial position or results of operations would actually have been if the acquisition of Northern Line Layers, Inc. in fact had occurred on those dates and are not necessarily representative of Quanta's financial position or results of operations for any future period. Since the acquired company was not under common control or management during the period covered by the pro forma financial statements, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this filing, as well as information included in Quanta's Form 10-K for the year ended December 31, 1998.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES



                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                               DECEMBER 31, 1998


                                 (IN THOUSANDS)





                                                      QUANTA
                                                  SERVICES, INC.
                                                       AND         NORTHERN LINE     PRO FORMA      PRO FORMA
                                                   SUBSIDIARIES    LAYERS, INC.    ADJUSTMENTS(A)     TOTAL
                                                  --------------   -------------   --------------   ---------
                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.....................     $  3,246         $ 2,757         $    --       $  6,003
  Accounts receivable, net......................       71,992           8,100              --         80,092
  Cost and estimated earnings in excess of
     billings on uncompleted contracts..........       22,620             455              --         23,075
  Inventories...................................        2,534              --              --          2,534
  Prepaid expenses and other current assets.....        4,337              --              --          4,337
                                                     --------         -------         -------       --------
          Total current assets..................      104,729          11,312              --        116,041
PROPERTY AND EQUIPMENT, net.....................       74,165           3,684              --         77,849
OTHER ASSETS....................................        5,177              59              --          5,236
GOODWILL, net...................................      150,887              --          29,079        179,966
                                                     --------         -------         -------       --------
          Total assets..........................     $334,958         $15,055         $29,079       $379,092
                                                     ========         =======         =======       ========

                LIABILITIES AND
              STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt..........     $  3,786         $   910         $    --       $  4,696
  Accounts payable and accrued expenses.........       38,031           5,901              --         43,932
  Billings in excess of costs and estimated
     earnings on uncompleted contracts..........        7,031             139              --          7,170
                                                     --------         -------         -------       --------
          Total current liabilities.............       48,848           6,950              --         55,798
LONG-TERM DEBT, net of current maturities.......       60,201             549          22,384         83,134
CONVERTIBLE SUBORDINATED NOTES..................       49,350              --              --         49,350
DEFERRED INCOME TAXES AND OTHER NON-CURRENT
  LIABILITIES...................................        6,261              --              --          6,261
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred Stock...............................           --              --              --             --
  Common Stock..................................           --              --              --             --
  Limited Vote Common Stock.....................           --              --              --             --
  Treasury Stock................................           --            (240)            240             --
  Unearned ESOP shares..........................       (1,831)             --              --         (1,831)
  Additional paid-in capital....................      145,151             197          14,054        159,402
  Retained earnings.............................       26,978           7,599          (7,599)        26,978
                                                     --------         -------         -------       --------
          Total stockholders' equity............      170,298           7,556           6,695        184,549
                                                     --------         -------         -------       --------
          Total liabilities and stockholders'
            equity..............................     $334,958         $15,055         $29,079       $379,092
                                                     ========         =======         =======       ========



    The accompanying notes are an integral part of these pro forma combined financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES



              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET



(A) These adjustments reflect the purchase of Northern Line Layers, Inc. that was consummated on February 16, 1999, including approximately $22,384,000 of debt incurred under Quanta's line of credit to finance the cash portion of the purchase price paid upon acquisition and approximately 667,000 shares issued.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES



              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1998


                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)



                                                  QUANTA
                                              SERVICES, INC.
                                                   AND         NORTHERN LINE    PRO FORMA      PRO FORMA
                                               SUBSIDIARIES    LAYERS, INC.    ADJUSTMENTS       TOTAL
                                              --------------   -------------   -----------     ---------
REVENUES....................................     $309,209         $46,744        $    --       $355,953
COST OF SERVICES (including depreciation)...      249,195          34,315             --        283,510
                                                 --------         -------        -------       --------
  Gross Profit..............................       60,014          12,429             --         72,443
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES..................................       26,418           5,437             55(a)      31,910
MERGER EXPENSES -- Pooling..................          231              --             --            231
GOODWILL AMORTIZATION.......................        2,513              --            727(b)       3,240
                                                 --------         -------        -------       --------
  Income (loss) from Operations.............       30,852           6,992           (782)        37,062
OTHER INCOME (EXPENSE)
  Interest Expense..........................       (4,635)           (131)        (1,567)(c)     (6,333)
  Other, net................................          641             512             --          1,153
                                                 --------         -------        -------       --------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE.....       26,858           7,373         (2,349)        31,882
PROVISION FOR INCOME TAXES..................       11,683              --          2,345(d)      14,028
                                                 --------         -------        -------       --------
NET INCOME (LOSS)...........................     $ 15,175         $ 7,373        $(4,694)      $ 17,854
                                                 ========         =======        =======       ========
BASIC EARNINGS PER SHARE..................................................................     $   0.97
                                                                                               ========
DILUTED EARNINGS PER SHARE................................................................     $   0.95
                                                                                               ========
DILUTED EARNINGS PER SHARE BEFORE MERGER EXPENSES.........................................     $   0.96
                                                                                               ========
SHARES USED IN COMPUTING PRO FORMA COMBINED EARNINGS PER SHARE --
  BASIC(e)................................................................................       18,313
                                                                                               ========
  DILUTED(e)..............................................................................       19,333
                                                                                               ========



    The accompanying notes are an integral part of these pro forma combined financial statements.

                     QUANTA SERVICES, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(a) Adjusts compensation expense to the level the previous owners of Northern Line Layers, Inc. have agreed to receive as employees of the Company subsequent to their acquisition.

(b) Adjusts amortization expense to reflect purchase price allocations on Northern Line Layers, Inc.

(c) Records incremental interest expense on the debt incurred to effect the purchase of Northern Line Layers, Inc.

(d) Reflects the incremental provision for providing federal income taxes on Northern Line Layers, Inc., which was previously taxed as an S corporation, as well as federal and state income taxes relating to the pro forma income statement adjustments.

(e) The computation of pro forma basic and diluted earnings per share for the year ended December 31, 1998 is based upon the historical weighted average shares of common stock outstanding at December 31, 1998, adjusted for the issuance of 666,948 shares related to the acquisition of Northern Line Layers, Inc.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Northern Line Layers, Inc.:

We have audited the accompanying combined balance sheet of Northern Line Layers, Inc., a Montana corporation, as of December 31, 1998, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Northern Line Layers, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP
Houston, Texas
March 19, 1999

                           NORTHERN LINE LAYERS, INC.

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1998

                                     ASSETS

CURRENT ASSETS:
  Cash......................................................  $ 2,756,582
  Accounts receivable --
     Trade, net of allowance of $150,000....................    5,552,679
     Retainage..............................................    2,299,386
     Other receivables......................................      248,711
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................      454,562
                                                              -----------
          Total current assets..............................   11,311,920
PROPERTY AND EQUIPMENT, net.................................    3,683,978
OTHER ASSETS, net...........................................       58,800
                                                              -----------
          Total assets......................................  $15,054,698
                                                              ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term obligations...............  $   910,371
  Accounts payable and accrued liabilities..................    5,901,276
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................      138,823
                                                              -----------
          Total current liabilities.........................    6,950,470
LONG-TERM OBLIGATIONS, net of current maturities............      548,839
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 50,000 shares authorized,
     23,700 shares issued and 16,700 shares outstanding.....           --
  Additional paid-in capital................................      196,882
  Retained earnings.........................................    7,598,507
  Treasury stock, 7,000 shares, at cost.....................     (240,000)
                                                              -----------
          Total stockholders' equity........................    7,555,389
                                                              -----------
          Total liabilities and stockholders' equity........  $15,054,698
                                                              ===========

    The accompanying notes are an integral part of these combined financial statements.

                           NORTHERN LINE LAYERS, INC.

                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

REVENUES....................................................  $46,743,617
COSTS OF SERVICE (including depreciation)...................   34,315,158
                                                              -----------
          Gross profit......................................   12,428,459
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES................    5,436,682
                                                              -----------
          Income from operations............................    6,991,777
                                                              -----------
OTHER INCOME (EXPENSE):
  Interest expense..........................................     (131,167)
  Other income, net.........................................      511,990
                                                              -----------
          Other income (expense), net.......................      380,823
                                                              -----------
NET INCOME..................................................  $ 7,372,600
                                                              ===========

    The accompanying notes are an integral part of these combined financial statements.

                           NORTHERN LINE LAYERS, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                    COMMON STOCK     ADDITIONAL                 TREASURY
                                   ---------------    PAID-IN      RETAINED      STOCK,
                                   SHARES   AMOUNT    CAPITAL      EARNINGS      AT COST       TOTAL
                                   ------   ------   ----------   -----------   ---------   -----------
BALANCE, December 31, 1997.......  23,700    $ --     $101,882    $ 6,189,395   $(240,000)  $ 6,051,277
  Distributions to
     stockholders................      --      --           --     (5,963,488)         --    (5,963,488)
  Net income.....................      --      --           --      7,372,600          --     7,372,600
  Contribution from
     stockholder.................      --      --       95,000             --          --        95,000
                                   ------    ----     --------    -----------   ---------   -----------
BALANCE, December 31, 1998.......  23,700    $ --     $196,882    $ 7,598,507   $(240,000)  $ 7,555,389
                                   ======    ====     ========    ===========   =========   ===========

    The accompanying notes are an integral part of these combined financial statements.

                           NORTHERN LINE LAYERS, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 7,372,600
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization expense..................      687,545
     Loss on sale of assets.................................       20,942
     Other..................................................       61,598
  Changes in operating assets and liabilities, net of
     noncash transactions --
     Trade receivables......................................   (2,516,193)
     Retainage..............................................     (852,481)
     Other receivables......................................      (60,099)
     Other assets, net......................................       67,226
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.................................      301,912
     Accounts payable and accrued liabilities...............    2,975,071
     Billings in excess of costs and estimated earning on
      completed contracts...................................     (154,542)
                                                              -----------
          Net cash provided by operating activities.........    7,903,579
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Return of equity in joint venture from lawsuit
     settlement.............................................      424,787
  Proceeds from note receivable from stockholder............      308,000
  Proceeds from sale of property and equipment..............      704,931
  Purchases of property and equipment.......................   (2,377,614)
                                                              -----------
          Net cash used in investing activities.............     (939,896)
                                                              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term obligations...........      515,469
  Principal payments on long-term obligations...............     (676,706)
  Distributions to stockholders.............................   (5,963,488)
                                                              -----------
          Net cash used in financing activities.............   (6,124,725)
                                                              -----------
NET INCREASE IN CASH........................................      838,958
CASH, beginning of year.....................................    1,917,624
                                                              -----------
CASH, ending of year........................................  $ 2,756,582
                                                              ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................  $    87,121
                                                              ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  Contribution from stockholder from forgiveness of note
     payable to stockholder.................................  $    95,000
                                                              ===========

    The accompanying notes are an integral part of these combined financial statements.

                           NORTHERN LINE LAYERS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     Northern Line Layers, Inc. (Northern), a Montana Subchapter S Corporation, is primarily engaged in the installation of telephone fiber optic lines and buried cables in the continental United States. Northern performs a majority of its contract work under fixed-price and unit-price contracts, with contract terms generally ranging from six to 18 months.

     Lakota Iron Company, LLC (Lakota), a Montana limited liability company, is composed primarily of assets and related liabilities that are leased to Northern for use in its business. Both Northern and Lakota are under common control and ownership. In December 1998, Northern acquired all of the outstanding stock of Lakota through the exchange of 2,700 shares of Northern common stock. For accounting purposes, the combination was treated as an exchange of interests in companies under common control in a manner similar to a pooling of interests.

     Hereinafter, Northern and Lakota will be referred to as "the Company."

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Combination

     The accompanying financial statements include the combined accounts and results of operations of Northern and Lakota. All significant intercompany accounts and transactions have been eliminated.

 Accounts Receivable and Allowance for Doubtful Accounts

     The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer deemed probable and an allowance based upon the level of total accounts receivable balances.

 Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the lease term or the estimated useful life of the asset. Depreciation and amortization expense was $647,545 for the year ended December 31, 1998.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  Noncompete Agreement

     In January 1995, the Company repurchased 7,000 shares from a former stockholder of the Company at a fair value of $240,000 and recorded the shares at cost in treasury. In connection therewith, the Company entered into a five-year noncompete agreement with the former stockholder for $200,000, which is being paid over five years. The noncompete agreement is being amortized over its useful life using the straight-line method. Accumulated amortization at December 31, 1998, was $156,667. The noncompete agreement is included in other assets in the accompanying combined balance sheet at December 31, 1998.

  Revenue Recognition

     The Company recognizes revenue when services are performed, except when work is being performed under a fixed-price contract. Such contracts generally provide that the customer accept completion of progress

                           NORTHERN LINE LAYERS, INC.

to date and compensate the Company for services which have been rendered, measured typically in terms of units installed, hours expended or some other measure of progress. Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined.

     The balances billed but not paid by customers pursuant to retainage provisions in fixed-price contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

     The current asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents revenues recognized in excess of amounts billed. The current liability "Billings in excess of costs and estimated earnings on uncompleted contracts" represents billings in excess of revenues recognized.

  Fair Value of Financial Instruments

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and long-term obligations. The Company believes that the carrying value of these instruments on the accompanying combined balance sheet approximates their fair value.

  Income Taxes

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their shares of the Company's taxable earnings or losses in their personal tax returns. The Company terminated its S Corporation status concurrently with the effective date of its acquisition by Quanta (see Note 10).

  Collective Bargaining Agreements

     The Company is a party to various collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire in 1999.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote for discussion of certain estimates reflected in the Company's financial statements.

                           NORTHERN LINE LAYERS, INC.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Property and equipment at December 31, 1998, consists of the following:

                                                               ESTIMATED
                                                              USEFUL LIVES
                                                                IN YEARS
                                                              ------------
Machinery and equipment.....................................       3-8       $  4,642,628
Transportation equipment....................................       3-5          1,144,313
Office furniture and equipment..............................      5-10            467,778
Leasehold improvements......................................      5-15             80,519
                                                                             ------------
                                                                                6,335,238
Less-Accumulated depreciation and amortization..............                   (2,651,260)
                                                                             ------------
          Property and equipment, net.......................                 $  3,683,978
                                                                             ============

     Accounts payable and accrued liabilities at December 31, 1998, consist of the following:

Accounts payable, trade...................................................   $  4,072,886
Accrued compensation and benefits.........................................      1,673,948
Other accrued liabilities.................................................        154,442
                                                                             ------------
                                                                             $  5,901,276
                                                                             ============

     Contracts in progress at December 31, 1998, are as follows:

Costs incurred on contracts in progress...................................   $ 25,749,499
Estimated earnings, net of losses.........................................      6,183,442
                                                                             ------------
                                                                               31,932,941
Less-Billings to date.....................................................    (31,617,202)
                                                                             ------------
                                                                             $    315,739
                                                                             ============
Costs and estimated earnings in excess of billings on uncompleted
  contracts...............................................................   $    454,562
Less-Billings in excess of costs and estimated earnings on uncompleted
  contracts...............................................................       (138,823)
                                                                             ------------
                                                                             $    315,739
                                                                             ============

4. LINE OF CREDIT AND LONG-TERM OBLIGATIONS:

  Line of Credit

     The Company has a $2 million line-of-credit agreement with a bank (the Credit Facility), bearing interest at the bank prime rate (7.75 percent at December 31, 1998) plus .25 percent. The Credit Facility is secured by the Company's cash, accounts receivable and certain property and equipment. There was no balance outstanding on the Credit Facility at December 31, 1998, and the Credit Facility matures on December 31, 2002.

                           NORTHERN LINE LAYERS, INC.

  Long-Term Obligations

     The Company's long-term obligations at December 31, 1998, consisted of the following:

Notes payable to a bank, variable interest rate at the prime rate (7.75 percent at December 31, 1998) plus .75 percent, payable in 17 equal monthly payments of principal and
  interest starting in July 1999 and final payment on
  December 31, 2001.........................................  $  719,469
Notes payable to a bank, 7.77% interest rate, due in
  installments of $41,667, including interest, with maturity
  on December 31, 2000, secured by equipment................     499,998
9.0% Note payable, due in monthly installments of $823,
  including interest, final payment on November 6, 2001,
  secured by a vehicle......................................      25,238
9.0% Note payable, due in monthly installments of $792,
  including interest, final payment in December 2001,
  secured by a vehicle......................................      24,295
12.5% Note payable, due in monthly installments of $1,994,
  including interest, final payment in July 2000, secured by
  a vehicle.................................................      32,577
12.48% Note payable, due in monthly installment of $1,100,
  including interest, final payment in August 2001, secured
  by a vehicle..............................................      29,263
15.0% Note payable, due in monthly installments of $5,009,
  including interest, final payment in February 2000........      71,103
Covenant not to compete, due in monthly installments of
  $3,333, five-year agreement with final payment in February
  2000......................................................      43,333
Other.......................................................      13,934
                                                              ----------
                                                               1,459,210
Less-Current maturities.....................................    (910,371)
                                                              ----------
          Total long-term obligations.......................  $  548,839
                                                              ==========

     The line of credit and notes payable to a bank are subject to certain financial reporting and financial covenant requirements. At December 31, 1998, the Company was in compliance with all debt covenants.

     Maturities of long-term obligations as of December 31, 1998, are as follows:

Year ending December 31-
  1999......................................................  $  910,371
  2000......................................................     535,203
  2001......................................................      13,637
                                                              ----------
                                                              $1,459,211
                                                              ==========

5. EMPLOYEE BENEFIT PLAN:

     The Company established a 401(k) tax-deferred savings plan which covers substantially all qualifying employees. Through the plan, employees may contribute up to the maximum dollar amount as determined by the Internal Revenue Service of their earnings through payroll deductions. The Company contributes, on behalf of the employees, 50 percent of the employee's contribution, to a maximum of 6 percent of the employee's salary. An employee is 100 percent vested after five years of credited service. For the year ended December 31, 1998, the Company contributed $72,105.

                           NORTHERN LINE LAYERS, INC.

6. MAJOR CUSTOMERS AND CONCENTRATION OF CREDIT RISK:

     During 1998, the Company had greater than 10 percent of total sales to three customers, which accounted for 19 percent, 49 percent and 17 percent, respectively, of the Company's revenues. Approximately 27 percent, 59 percent and zero percent of trade and retainage receivables at December 31, 1998, are due from each of these customers, respectively.

     The Company grants credit, generally without collateral, to its customers, which include real estate operators, general contractors and state and regulatory agencies located throughout the continental United States. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within these areas. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

7. RELATED-PARTY TRANSACTIONS:

     During 1998, a note receivable was recorded for a loan to a relative of the stockholders. The balance at December 31, 1998, was $95,148 and is reflected in other receivables in the accompanying December 31, 1998, combined balance sheet. Subsequent to year-end, the note receivable was collected. During 1998, the Company wrote off a note receivable from a former stockholder of the Company for $61,598 when it was deemed uncollectible. Such amount is recorded in selling, general and administrative expenses in the accompanying combined statement of operations.

     The Company leases buildings, land and other equipment from affiliates of the Company in which some of the stockholders hold common ownership. Related-party rent expense for the year ended December 31, 1998, was $103,000.

8. LAWSUIT SETTLEMENT:

     During 1996, the Company owned a 50 percent interest in a joint venture formed to perform a construction project in New Mexico. The joint venture was accounted for on the equity basis, and the Company's investment in the joint venture was $424,487 at December 31, 1997. The contract was completed in 1996, and during the course of the project the job was shut down for an extended length of time due to customer delays. As a result, the joint venture incurred significant damages, including idle crew time, and filed litigation against the customer for damages during 1997. In September 1998, the joint venture reached a settlement with the customer. In connection therewith, the Company received approximately $425,000 representing the Company's equity investment balance in the joint venture and approximately $416,000 representing liquidating damages. The liquidating damages are included in other income in the accompanying combined statement of operations.

                           NORTHERN LINE LAYERS, INC.

9. COMMITMENTS AND CONTINGENCIES:

  Leases

     The Company leases certain equipment under long-term operating lease agreements which expire in various years through 2014. Rent expense for the year ended December 31, 1998, was $780,559. The minimum lease payments for operating leases in future years are as follows:

Year ending December 31 --
  1999......................................................  $  341,482
  2000......................................................     261,122
  2001......................................................     170,159
  2002......................................................     138,000
  2003......................................................     138,000
  Thereafter................................................   1,518,000
                                                              ----------
          Total.............................................  $2,566,763
                                                              ==========

  Litigation

     The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

  Insurance

     The Company carries a broad range of premium-based insurance coverage, including workers' compensation, business auto liability, general liability and an umbrella policy.

  Performance Bonds

     In certain circumstances, the Company is required to provide performance bonds in connection with its contract commitments which are personally guaranteed by certain stockholders of the Company.

10. SUBSEQUENT EVENT:

     In February 1999, the Company was acquired by Quanta Services, Inc.

     Prior to the closing of the transaction discussed above, the Company distributed approximately $3.8 million to stockholders. The distribution consisted of cash and in kind assets of $3.6 million and $0.2 million, respectively. The Company funded the cash portion of the distribution through bank borrowings.

                                 EXHIBIT INDEX

      EXHIBIT NO.                                 DESCRIPTION
      -----------                                 -----------
          23.1            -- Consent of Independent Public Accountants

---------------
Filed herewith